Exhibit 99.1

Lone Star Gold, Inc. purchases Channeland Entertainment Group, Inc. and appoints Mark Townsend as CEO

Houston, Texas (December 23, 2013) - Lone Star Gold, Inc. (OTCBB: LSTG) announces the acquisition of Channeland Entertainment Group, Inc., a media production company with operations providing music, film, video, and television recording services globally.  As part of the acquisition, the Company appointed Mark G. Townsend as Chairman of the Board of Directors d

“Even though the acquisition of Channeland provides a new direction for Lone Star Gold, Inc., the new management team of Mr. Hepford and myself intends to monetize the previous gold mining projects and concessions in order to retain that shareholder value,” said Mr. Mark G. Townsend, incoming Lone Star Gold, Inc. CEO.  “Channeland’s value to Lone Star Gold, Inc. is its long standing operations spanning back to 1994 and its three pronged approach to growth – media production, media delivery technology, and media portfolio ownership.  We intend to grow rapidly through acquisitions in all three areas.”

Rhodes Holdings LLC provided strategic consulting services as part of the transaction.  Over the coming weeks, management will release information on Channeland Entertainment Group, Inc. and our new operations plan for Lone Star Gold, Inc.  More information about Channeland Entertainment Group, Inc. maybe found at http://channeland.com and http://channeland.wordpress.com.

ABOUT LONE STAR GOLD, INC.

Lone Star Gold, Inc. is a publicly traded (OTCBB: LSTG) company with assets in the mineral exploration arena and a subsidiary providing media production services globally in music, film and television production and technology.

Channeland Entertainment Group, Inc., the Company’s media production subsidiary, has current operations providing music, film, television and Internet recording and media production services globally.  Channeland’s clients include artists, film makers, television producers, record labels, and large media groups such as Sony, EMI, and Universal Pictures.  With a successful track record spanning back to 1994, Channeland has current personnel with multiple platinum and gold albums and Grammy award winning projects (Mr. Townsend), and credits such as Shania Twain, DC Talk, Israel Houghton, Third Day, and The Newsboys.

The Company’s gold exploration and development assets are a 70% Working Interest in concessions covering 800 hectares in the La Candelaria project in Chihuahua, Mexico and an undivided 65% interest in the San Antonio del Potrero mine tailings project near the city of Hidalgo Del Parral in the state of Chihuahua, Mexico.

ABOUT RHODES HOLDINGS LLC

Rhodes Holdings LLC (“RHL”, http://rhodesholdings.wordpress.com) provides strategic consulting to companies seeking to implement high growth strategies in publicly traded companies.  RHL helps clients seek financing through the public markets, either through mezzanine debt, equity or bank debt.

CAUTIONARY NOTE TO U.S. INVESTORS

The United States Securities and Exchange Commission (“SEC”) permits U.S. mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce.  We may use certain terms in this press release, such as "measured," "indicated," and "inferred" "resources," which the SEC guidelines strictly prohibit U.S. registered companies from including in their filings with the SEC.  U.S. Investors are urged to consider closely the disclosure in our Form 10-K which may be secured from us, our website at http://www.lonestargold.com or from the SEC’s website at http://www.sec.gov.

SAFE HARBOR STATEMENT

This press release contains statements that are forward-looking and which involve a number of risks and uncertainties.  Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  The forward-looking statements in question are based on Lone Star Gold, Inc.'s current expectations and projections about future events, based on information currently available.  The forward-looking statements found in this press release may also include statements relating to Lone Star Gold, Inc.'s anticipated financial performance, business prospects, new developments, strategies, and similar matters.  Lone Star Gold, Inc. provides no assurance regarding the actual outcome of the events contemplated by any forward-looking statements included in this release.  Lone Star Gold, Inc. disclaims any obligation to update any of its forward-looking statements, except as may be required by law.

CONTACT

Lone Star Gold, Inc.

700 Louisiana Street

Suite 3950

Houston, TX 77002

ir@lonestargold.com

investors@channeland.com

http://www.lonestargold.com

http://channeland.com